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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                January 10, 2000
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



       Bermuda                       1-8993                    94-2708455
(State or other jurisdiction of   (Commission              (I.R.S. Employer
 incorporation or organization)   file number)            Identification No.)


               80 South Main Street, Hanover, New Hampshire 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)



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Item 5.         Other Events.

On January 10, 2000 Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of the Registrant, announced that it had signed a definitive agreement to acquire substantially all the reinsurance operations of Risk Capital Reinsurance Company ("RCRe"), a wholly-owned subsidiary of Risk Capital Holdings, Inc. The purchase by Folksamerica of the RCRe assets and liabilities will be made at the book value (calculated in accordance with Generally Accepted Accounting Principles) of such assets and liabilities plus $20.3 million, payable at closing. The transaction is subject to regulatory approvals.



Item 7.         Financial Statements and Exhibits.

     (c)        Exhibits.  The following exhibits are filed herewith:

     Exhibit No.               Description

     10 (a) Asset Purchase Agreement, as of January 10, 2000, by and between Risk Capital Holdings, Inc., Risk Capital Reinsurance Company, Folksamerica
                               Holding Company, Inc. and Folksamerica
                               Reinsurance Company.




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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: January 26, 2000           By: /s/ Michael S. Paquette
                                      ------------------------------
                                      Michael S. Paquette
                                      Senior Vice President and
                                       Controller